EXHIBIT F-1


                                                     800 Cabin Hill Drive
                                                     Greensburg, PA 15601
GAYLE M. HYMAN                                       Tel:  (724) 838.6204
Deputy General Counsel                               Fax:  (724) 853-4259
                                                     ghyman@alleghenyenergy.com

                                                     December 14, 2004


Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Allegheny Energy, Inc.:  File No. 70-7888

Ladies and Gentlemen:

         This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the amendment filed on November 16, 2004, as further amended on December 14, 2004, by Allegheny Energy, Inc. ("Allegheny") and certain of its subsidiaries (collectively, the "Applicants") in File No. 70-7888 (the "Amendment") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in more detail in the Amendment, Applicants request an order of the Commission under Sections 6, 7, 9(a), 12(b), and 13 of the Act, and Rules 43, 45, 54, 86, 87, 90, 91, and 100 under the Act authorizing the continued operation of the current Allegheny system money pool (the "Money Pool") through April 30, 2005 (the "Money Pool Operations").

         I am the Deputy General Counsel, Securities, of Allegheny and, as such, I am familiar with the Money Pool Operations. I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates and other documents as I have considered relevant and necessary as a basis for the opinions expressed herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as copies and the authenticity of the originals of such latter documents.

         I am a member of the bar of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the State of New York and the Federal laws of the United States of America. My opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Insofar as the opinions

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expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without independent investigation, that the laws of such other jurisdiction do not differ in any relevant or material way from the laws of the State of New York or Federal law.

         In my examination of the documents described above and in rendering the opinions set forth below, I also have assumed, without independent investigation, that:

         (a) any regulatory approvals required with respect to the Money Pool Operations shall have been obtained and shall remain in full force and effect;

         (b) the Money Pool Operations shall have been duly authorized by all necessary corporate actions;

         (c) the Commission shall have duly entered an appropriate order or orders in connection with the Money Pool Operations as described in the Amendment, granting the Amendment under the Act and the rules and regulations thereunder, and the Money Pool Operations shall have been consummated in accordance with the Amendment;

         (d) no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above; and

         (e) the enforceability of any debt security issued or guaranteed by any of the Applicants in connection with the Money Pool Operations is subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, I am of the opinion that, in the event the Money Pool Operations are consummated in accordance with the Amendment:

         1. all state laws applicable to the Money Pool Operations will have been complied with;

         2. any Applicant that is an issuer of any securities proposed in the Amendment is validly organized and duly existing;

         3. any debt security issued or guaranteed by one of the Applicants in connection with the Money Pool Operations is a valid and binding obligation of the issuer or guarantor, as the case may be, in accordance with its terms;

         4. any securities or assets acquired by the Applicants in connection with the Money Pool Operations will be acquired legally; and

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         5.    the consummation of the Money Pool Operations will not violate the legal rights of the holders of any securities issued by the Applicants or any of their respective subsidiaries and associate companies.

         This opinion is being delivered solely for your benefit. It may not be relied upon by any other person or entity for any purpose without my prior written consent. I hereby consent to the use of this opinion as an exhibit to the Amendment.

                                                     Very truly yours,


                                                     Gayle M. Hyman










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